                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        TENDER OF SHARES OF COMMON STOCK

                                       of

                                   ERO, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, JUNE 2, 1997, UNLESS THE OFFER IS EXTENDED.

     HC Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Hedstrom Corporation, a Delaware corporation ("Parent"), has offered to purchase all the outstanding shares of common stock, $.01 par value per share ("Shares"), of ERO, Inc., a Delaware corporation (the "Company"), at a purchase price of $11.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 17, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer if certificates representing the Shares (the "Certificates") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach IBJ Schroder Bank & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See "Procedure for Tendering
Shares -- Guaranteed Delivery" in the Offer to Purchase.

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

            By Mail:                By Facsimile Transmission:       By Hand/Overnight Delivery:
IBJ Schroder Bank & Trust Company         (212) 858-2611          IBJ Schroder Bank & Trust Company
           P.O. Box 84                                                    One State Street
      Bowling Green Station                 To Confirm                New York, New York 10004
  New York, New York 10274-0084    Facsimile Transmissions Call      Attn: Securities Processing
 Attn: Reorganization Operations                                       Window, Subcellar One,
           Department                     (212) 858-2103                       (SC-1)

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tenders to HC Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Hedstrom Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 17, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth under "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

Number of Shares:
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Certificate Nos. (if available):
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Check ONE box if Shares will be tendered by
book-entry transfer:

[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

Account Number:
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Dated:                                                                    , 1997
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Name(s) of Record Holder(s):

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                                                          (Please type or Print)

Address(es):
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                                                                      (Zip Code)

Area Code and Tel. No.:
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Signature(s):
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as such term is defined under "Procedure for Tendering Shares -- Signature Guarantee" in the Offer to Purchase), hereby guarantees to deliver to the Depositary the Certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "Procedure for Tendering
Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees and all other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third business day after the date hereof.

Name of Firm:
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Address:
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                                                                      (Zip Code)

Area Code and Tel. No.:
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                                                          (Authorized Signature)

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                                                          (Please type or Print)
Title:
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Dated:                                                                    , 1997
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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